EXHIBIT 28c






               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549


                            FORM 11-K
                          ANNUAL REPORT


                Pursuant to Section 15(d) of the
                 Securities Exchange Act of 1934


           For the fiscal year ended December 31, 1993

                  Commission File No. 33-34067


             LOWELL DIVISION OF COLONIAL GAS COMPANY
   SAVINGS PLAN FOR LOCAL 12008 UNITED STEELWORKERS OF AMERICA
                             AFL-CIO-CLC
                    (Full title of the plan)


                      COLONIAL GAS COMPANY
  (Name of issuer of the securities held pursuant to the plan)


                        40 MARKET STREET
                  LOWELL, MASSACHUSETTS  01852
   (address of plan and principal executive office of issuer)

               Financial Statements and Schedules

The Lowell Division of Colonial Gas Company Savings Plan for Local 12008 United Steelworkers of America AFL-CIO-CLC (the "Plan") is established and maintained as a retirement program in full compliance with the Employee Retirement Income Security Act of 1974 ("ERISA"). The following plan financial statements and schedules were prepared in accordance with financial reporting requirements of ERISA and are filed herewith in lieu of the requirements of Items 1-3.


                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator and Barbara A. Field have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                         LOWELL DIVISION OF COLONIAL GAS COMPANY
                         SAVINGS PLAN FOR LOCAL 12008 UNITED
                         STEELWORKERS OF AMERICA AFL-CIO-CLC
                         (Name of Plan)


                         By: Barbara A. Field, Manager of the Plan's
                             Operations

Date: April 7, 1994

                         COLONIAL GAS COMPANY
                         Plan Administrator,


                         By:  C. O. Swanson, President




       Report of Independent Certified Public Accountants


Colonial Gas Company
Administrator of Lowell Division of
   Colonial Gas Company Savings Plan
  for Local 12008


     We have audited the statements of financial condition of Lowell Division of Colonial Gas Company Savings Plan for Local 12008 as of December 31, 1993 and 1992, and the related statements of income and changes in fund equity for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also incudes assessing the accounting principles used and significant estimates made by management, a well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects the financial condition of Lowell Division of Colonial Gas Company Savings Plan for Local 12008 as of December 31, 1993 and 1992, and the income and changes in fund equity for each of three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.


                                   GRANT THORNTON

Boston, Massachusetts
April 7, 1994

LOWELL DIVISION OF COLONIAL GAS COMPANY SAVINGS PLAN FOR LOCAL 12008
              STATEMENTS OF FINANCIAL CONDITION

                                              December 31, 1993

                                      Colonial Gas    Money
                                     Company Common   Market  Savings
        ASSETS                        Stock Fund      Fund      Fund
Investments (Notes A and C)
   Common Stock of Colonial
   Gas Company at market value -
   18,111 shares (cost $350,666)      $407,498       $    -   $     -
   Secured Notes (Note C)                    -            -         -
   Other (Note F)                            -       71,998    62,897
        Total investments              407,498       71,998    62,897

Cash                                        10           41         -
Receivable from Colonial Gas Company
   Participant deposits                 10,235        2,156     1,731
Other                                        8          284       359
Due from Other Funds                     1,303            -       173
        Total assets                  $419,054      $74,479   $65,160

   LIABILITIES AND EQUITY
Due to Other Funds                     $     -       $2,699    $  763
Due to Other Plans                       3,109          569         -
Plan Equity - including net unrealized
   appreciation or depreciation of
   investments (Notes A and G)         415,945       71,211    64,397
        Total liabilities and equity  $419,054      $74,479   $65,160

The accompanying notes are an integral part of these statements.


                                            December 31, 1993

                                        Equity     Loan
        ASSETS                          Fund       Fund      Total
Investments (Notes A and C)
   Common Stock of Colonial
   Gas Company at market value -
   18,111 shares (cost $350,666)        $    -    $     -   $407,498
   Secured Notes (Note C)                    -     33,073     33,073
   Other (Note F)                        68,458         -    203,353
        Total investments                68,458    33,073    643,924

Cash                                          -         -         51
Receivable from Colonial Gas Company
   Participant deposits                   2,408         -     16,530
Other                                       139         -        790
Due from Other Funds                      1,709     2,093      5,278
        Total assets                    $72,714   $35,166   $666,573

   LIABILITIES AND EQUITY
Due to Other Funds                        $   -    $1,816     $5,278
Due to Other Plans                            -         -      3,678
Plan Equity - including net unrealized
   appreciation or depreciation of
   investments (Notes A and G)           72,714    33,350    657,617
        Total liabilities and equity    $72,714   $35,166  $ 666,573

The accompanying notes are an integral part of these statements.


LOWELL DIVISION OF COLONIAL GAS COMPANY SAVINGS PLAN FOR LOCAL 12008
              STATEMENTS OF FINANCIAL CONDITION

                                             December 31, 1992

                                      Colonial Gas    Money
                                     Company Common   Market  Savings
        ASSETS                        Stock Fund      Fund      Fund
Investments (Notes A and C)
   Common Stock of Colonial
   Gas Company at market value -
   12,534 shares (cost $219,747)      $266,348       $     -  $     -
   Secured Notes (Note C)                    -             -        -
   Other (Note F)                            -        72,855   53,384
        Total investments              266,348        72,855   53,384

Cash                                         -             -       88
Receivable from Colonial Gas Company
   Participant deposits                  7,483         2,317    1,405
Other                                        2           199      269
Due from Other Funds                       992            47        -
        Total assets                  $274,825       $75,418  $55,146

   LIABILITIES AND EQUITY
Due to Other Funds                     $     -       $     -    $   -
Plan Equity - including net unrealized
   appreciation or depreciation of
   investments (Notes A and G)         274,825        75,418   55,146
        Total liabilities and equity  $274,825       $75,418  $55,146

The accompanying notes are an integral part of these statements.

                                            December 31, 1992

                                        Equity     Loan
        ASSETS                          Fund       Fund      Total
Investments (Notes A and C)
   Common Stock of Colonial
   Gas Company at market value -
   12,534 shares (cost $219,747)        $      -  $      -    $266,348
   Secured Notes (Note C)                      -    17,676      17,676
   Other (Note F)                         34,602         -     160,841
        Total investments                 34,602    17,676     444,865

Cash                                          61         -         149
Receivable from Colonial Gas Company
   Participant deposits                    1,700         -      12,905
Other                                         62         -         532
Due from Other Funds                         422         -       1,461
        Total assets                     $36,847   $17,676    $459,912

   LIABILITIES AND EQUITY
Due to Other Funds                         $   -    $1,461      $1,461
Plan Equity - including net unrealized
   appreciation or depreciation of
   investments (Notes A and G)            36,847    16,215     458,451
        Total liabilities and equity     $36,847   $17,676    $459,912

The accompanying notes are an integral part of these statements.

LOWELL DIVISION OF COLONIAL GAS COMPANY SAVINGS PLAN FOR LOCAL 12008
       STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                                      Year Ended December 31, 1993


                                      Colonial Gas    Money
                                     Company Common   Market  Savings
        ASSETS                        Stock Fund      Fund      Fund

Investment income:
   Dividends on Colonial Gas Company
     Common Stock                      $18,760        $    -   $     -
   Dividends                                 -             -     3,040
   Interest                                 47         2,710       555
           Total investment income      18,807         2,710     3,595
Net realized gain on disposition of
   investments (Note H)                      -             -       789
Unrealized appreciation/(depreciation)
   of investments (Notes A and G)       10,231             -    (1,028)
Contributions (Note C):
   Participants                         97,802        25,647    17,948
   Other                                     -            12         -
           Total contributions          97,802        25,659    17,948
           Total net additions         126,840        28,369    21,304
            Net increase
Transfers to Other Plans                (3,109)       (2,093)     (763)
Plan equity:
   Beginning of year                   274,825        75,418    55,146
   Inter-fund transfers                 17,389       (30,483)  (11,290)
   End of year                        $415,945       $71,211   $64,397

The accompanying notes are an integral part of these statements.


                                          Year Ended December 31, 1993

                                        Equity     Loan
        ASSETS                          Fund       Fund      Total

Investment income:
   Dividends on Colonial Gas Company
     Common Stock                        $    -   $    -    $18,760
   Dividends                              1,058        -      4,098
   Interest                                  46    1,037      4,395
           Total investment income        1,104    1,037     27,253
Net realized gain on disposition of
   investments (Note H)                   5,025        -      5,814
Unrealized appreciation/(depreciation)
   of investments (Notes A and G)          (291)       -      8,912
Contributions (Note C):
   Participants                          20,374        -    161,771
   Other                                      -        -         12
           Total contributions           20,374        -    161,783
           Total net additions           26,212    1,037    203,762
            Net increase
Transfers to Other Plans                  1,369        -     (4,596)
Plan equity:
   Beginning of year                     36,847   16,215    458,451
   Inter-fund transfers                   8,286   16,098          -
   End of year                          $72,714  $33,350   $657,617

The accompanying notes are an integral part of these statements.

LOWELL DIVISION OF COLONIAL GAS COMPANY SAVINGS PLAN FOR LOCAL 12008
       STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                                      Year Ended December 31, 1992

                                      Colonial Gas    Money
                                     Company Common   Market  Savings
        ASSETS                        Stock Fund      Fund      Fund
Investment income:
   Dividends on Colonial Gas Company
     Common Stock                     $11,228         $     -  $     -
   Interest                                88           2,529    2,703
           Total investment income     11,316           2,529    2,703
Net realized gain on disposition of
   investments (Note H)                 1,164               -        4
Unrealized appreciation/(depreciation)
   of investments (Notes A and G)      29,988               -       56
Contributions (Note C):
   Participants                        67,909          25,648   12,209
   Other                               10,525           5,263    5,263
           Total contributions         78,434          30,911   17,472
           Total net additions        120,902          33,440   20,235
            Net increase              120,902          33,440   20,235
Plan equity:
   Beginning of year                  122,774          72,421   35,567
   Inter-fund transfers                31,149         (30,443)    (656)
   End of year                       $274,825         $75,418  $55,146

The accompanying notes are an integral part of these statements.


                                       Year Ended December 31, 1992


                                        Equity     Loan
        ASSETS                          Fund       Fund      Total
Investment income:
   Dividends on Colonial Gas Company
     Common Stock                      $     -    $     -   $11,228
   Interest                                860      3,530     9,710
           Total investment income         860      3,530    20,938
Net realized gain on disposition of
   investments (Note H)                  2,353          -     3,521
Unrealized appreciation/(depreciation)
   of investments (Notes A and G)       (1,364)         -    28,680
Contributions (Note C):
   Participants                         20,510          -   126,276
   Other                                     -          -    21,051
           Total contributions          20,510          -   147,327
           Total net additions          22,359      3,530   200,466
            Net increase                22,359      3,530   200,466
Plan equity:
   Beginning of year                    22,469      4,754   257,985
   Inter-fund transfers                 (7,981)     7,931         -
   End of year                         $36,847    $16,215  $458,451

The accompanying notes are an integral part of these statements.



LOWELL DIVISION OF COLONIAL GAS COMPANY SAVINGS PLAN FOR LOCAL 12008
       STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                                         Year Ended December 31, 1991


                                      Colonial Gas    Money
                                     Company Common   Market  Savings
                                       Stock Fund      Fund      Fund

Investment income:
   Dividends on Colonial Gas Company
     Common Stock                      $ 6,309        $     -  $     -
   Interest                                 41          3,937    2,044
           Total investment income       6,350          3,937    2,044
Net realized gain on disposition of
   investments (Note H)                      -              -       11
Unrealized appreciation of investments
   (Notes A and G)                      13,516              -      411
Contributions (Note C):
   Participants                         47,512         32,087   12,603
   Other                                 3,688          3,688        -
           Total contributions          51,200         35,775   12,603
           Total net additions          71,066         39,712   15,069
Transfers to other plans                (9,127)             -        -
Withdrawals                                  -         (2,839)       -
           Total deductions             (9,127)        (2,839)       -
            Net increase (decrease)     61,939         36,873   15,069
Plan equity:
   Beginning of year                    53,442         53,387   22,534
   Inter-fund transfers                  7,393        (17,839)  (2,036)
   End of year                        $122,774        $72,421  $35,567

The accompanying notes are an integral part of these statements.


LOWELL DIVISION OF COLONIAL GAS COMPANY SAVINGS PLAN FOR LOCAL 12008 STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY
		Year Ended December 31, 1991


                                        Equity     Loan
                                        Fund       Fund      Total

Investment income:
   Dividends on Colonial Gas Company
     Common Stock	               $     -    $    -    $6,309
   Interest				   468	      94     6,584
       Total investment income	           468	      94    12,893

Net realized gain on disposition of
    investments (Note H)	         1,382	       -     1,393
Unrealized appreciation of investments
    (Notes A and G)	                 4,398	       -    18,325
Contributions (Note C):
    Participants	                 7,234	       -    99,436
    Other		                     -	       -     7,376
	Total contributions	         7,234	       -   106,812
	Total net additions	        13,482	      94   139,423
Transfers to other plans	       (13,538)        -   (22,665)
Withdrawals		             	     -	       -    (2,839)

	Total deductions               (13,538)	       -   (25,504)
	 Net increase (decrease)	   (56)	      94   113,919

Plan equity:
	Beginning of year	        14,797	   1,339   145,499
	Inter-fund transfers		 7,728	   4,754	 -
	End of year		       $22,469	  $6,187  $259,418


The accompanying notes are an integral part of these statements.



 LOWELL DIVISION OF COLONIAL GAS COMPANY SAVINGS PLAN FOR LOCAL 12008

                  NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1993, 1992 AND 1991

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Accounting Principles

         The financial statements of the Lowell Division of Colonial Gas Company Savings Plan for Local 12008 United Steelworkers of America AFL-CIO-CLC have been prepared in conformity with generally accepted accounting principles as applied to Employee Benefit Plans and in accordance with the terms of the Trust Agreement.

   Valuation of Investments

         Investments are held by a bank-administered trust fund and are stated at their approximate market value. The change in the difference between market value and the cost of the investment is reflected in the statement of income and changes in fund equity as unrealized appreciation or (depreciation) of investments.

NOTE B - SUMMARY OF PLAN PROVISIONS

Effective Date:       September 1, 1988 and as amended.

Plan Year:            January 1 through December 31.

Coverage:             All employees of Colonial Gas
                      Company, whose terms of employment
                      are governed by a collective
                      bargaining agreement with Local 12008
                      and who satisfy the eligibility
                      requirements.

Eligibility:          Employees are eligible for membership
                      on either January or July 1
                      coincident with or next following the
                      date on which they have both:
                       (1)Attained the age of 21, and
                       (2)Completed six months of credited
                      service.

Normal Retirement     The normal retirement date of a
Date:                 member is the first day of the month
                      coinciding with or immediately
                      following his 65th birthday.

Normal Retirement     The normal retirement benefit of a
Benefit:              member on his normal retirement date
                      is equal to 100% of the amount
                      standing to the credit of his
                      accounts as of the valuation date
                      immediately preceding or coinciding
                      with his normal retirement date.


NOTE B - SUMMARY OF PLAN PROVISIONS - Continued

Normal Form of        The Plan offers members three methods
Payment:              of payment: (1) a lump sum, (2)
                      periodic installments of
                      substantially equal amounts over a 5,
                      10, or 15 year period or (3) purchase
                      of a single premium nontransferable
                      annuity contract from a legal reserve
                      life insurance company.

Early Retirement:     A member may retire early if he has
                      attained the age of 55 and has
                      completed at least five years of
                      credited service.
                      The benefit payable upon early
                      retirement is equal to the vested
                      portion of the amount standing to the
                      credit of his accounts as of the
                      valuation date immediately preceding
                      or coinciding with his early
                      retirement date.

Deferred Retirement:  A member who works past age 65 has
                      all the rights under the Plan that he
                      would have prior to his normal
                      retirement age and, upon retirement,
                      shall be entitled to receive 100% of
                      the amount standing to the credit of
                      his accounts.

Vesting:              A member who terminates employment
                      prior to becoming eligible for
                      benefits has a vested right to 100%
                      of the amount which he contributed.

Forfeiture:           A member who terminates his
                      employment prior to becoming eligible
                      for benefits and does not have a 100%
                      vested right to Company contributions
                      forfeits the amount not vested.  Such
                      forfeited Company contributions will
                      be used to reduce future required
                      Company contributions.

Pre-Retirement        In the event of the death of a
Death:                member, his designated beneficiary
                      will be entitled to receive 100% of
                      the amount standing to the credit of
                      his accounts as of the valuation date
                      coincident with or immediately
                      preceding the member's death.


Disability Benefit:   A member who becomes disabled to the
                      extent that he no longer remains in
                      the employ of the Company is entitled
                      to receive 100% of the amount standing
                      to the credit of his accounts as of
                      the valuation date immediately
                      preceding or coinciding with the date
                      of the member's termination of
                      employment due to disability.

Plan Administrator:   Colonial Gas Company is the Plan's
                      Administrator and will determine the
                      benefits payable.

NOTE C - CONTRIBUTIONS AND INVESTMENT PROGRAMS

   The investment programs of the plan are as follows:
   Participant contributions - upon enrollment or re-enrollment, each participant shall direct that his contributions are to be invested in accordance with any of the following investment options:

     (a) 100% in the Colonial Gas Company Common Stock Fund
         (Colonial Gas Company, $3.33 Par Value Common Stock).

     (b) 100% in the Money Market Fund ("BayFunds
         Money Market Porfolio") maintained by BayBank.  This
         Fund consists of short-term investments including
         Bankers Acceptances, Certificates of Deposit and
         Repurchase Agreements.

     (c) 100% in the Equity Fund ("BayFunds Equity Porfolio") maintained by BayBank. This fund is composed of 100 -
         120 common stocks meeting certain minimum requirements.

     (d) 100% in the Savings Fund ("BayFunds Short
         Term Yield Porfolio") maintained by BayBank. This Fund involves long-term investing, with maturities of 4 years or less. These investments include U.S. Treasury and Federal Agency Obligations, Certificates of Deposit and Commercial Paper.

     (e) In each of the above funds in multiples of 5%. Such direction may be revised on 30 day prior notice effective January 1, April 1, July 1 or October 1 of any year (prior to 1994, revisions were only allowed effective on April 1 or October 1).

     (f) Upon a participant's application, the Plan
         Administrator may lend a participant an amount which, when aggregated with all of his other outstanding loans under the Plan, is not in excess of the lesser of $50,000 or 50% of the participant's accounts as of the date on which the loan is approved. The minimum loan permissible is $1,000. The $50,000 limit is reduced by the highest outstanding loan balance in the prior twelve month period.



   Colonial Gas Company contributions - Colonial Gas Company shall match contributions to the Plan, at the rate of 50 cents on the dollar, for the first 5% of an employee's contribution as of April 15, 1995.

    The number of participants in each fund was as follows:

                                              December 31,
                                            1993      1992

   Colonial Gas Company Common Stock Fund   55        47
   Money Market Fund                        21        20
   Equity Fund                              21        15
   Savings Fund                             16        15
   Loan Fund                                10         5

    The total number of participants in the Plan was 64 and 58 at December 31, 1993 and 1992, respectively, which is less than the sum of the number of participants shown above because many were participating in more than one fund.
    Amounts contributed to the participants' accounts are taxable to the participants in the year of distribution. Contributions made by the participants are deductible for Federal income tax purposes up to specified limits.

NOTE D - STATUS OF PLAN

   The Plan received a favorable determination letter from the Internal Revenue Service dated October 1, 1992, granting a qualified tax status.

NOTE E - PRIORITIES UPON TERMINATION OF PLAN

   In the event of termination, partial termination, or discontinuance of contributions to the Plan by the Company, the rights of all members to amounts theretofore credited to their accounts shall be fully vested and nonforfeitable. In the event of termination, the Trustee shall distribute to the persons entitled thereto the balances of any undistributed accounts of terminated or retired members and the accounts of each member who continues in the employ of the Company either immediately or at such later date, no later than the termination of such employment, as the Trustee in its discretion may determine. Any distribution under this Section shall be in one lump sum. Distribution may be made wholly or partly in cash or in kind, provided that no person shall be required to accept distribution in any form other than cash.


NOTE F - INVESTMENTS - OTHER
                                         December 31, 1993

                                                         Approximate
                                                           Market
                                       Units    Cost        Value

Money Market Fund:
  BayFunds Money Market Portfolio     71,998    $71,998  $71,998
                                                $71,998  $71,998

Pooled Savings Fund:
  BayFunds Short Term Yield Portfolio  6,347    $63,392  $62,897
                                                $63,392  $62,897
Pooled Equity Fund:
  BayFunds Equity Portfolio            6,235    $64,502  $68,458
                                                $64,502  $68,458

                                         December 31, 1992

                                                        Approximate
                                                          Market
                                       Units    Cost       Value

Money Market Fund:
  BayFunds Money Market Portfolio     72,855    $72,855  $72,855
                                                $72,855  $72,855

Pooled Savings Fund:
  BayFunds Money Market Portfolio      6,692    $6,692   $6,692
  BayBank Employee Benefit
  Money Market Plus                    4,587    46,159   46,692
                                               $52,851  $53,384
Pooled Equity Fund:
  BayBank Money Market Portfolio       1,784    $1,784   $1,784
  BayBank Pooled Equity Fund             118    28,571   32,818
                                               $30,355  $34,602



NOTE G - NET UNREALIZED APPRECIATION/(DEPRECIATION) OF INVESTMENTS

                                 Colonial Gas
                                   Company
                                   Common      Savings   Equity
                                  Stock Fund   Fund      Fund     Total

Balance at December 31, 1990      $3,097      $  66    $1,213   $4,376
Change for the year 1991          13,516        411     4,398   18,325

Balance at December 31, 1991      16,613        477     5,611   22,701
Change for the year 1992          29,988         56    (1,364)  28,680

Balance at December 31, 1992      46,601        533     4,247   51,381
Change for the year 1993          10,231     (1,028)     (291)   8,912

Balance at December 31, 1993     $56,832      $(495)   $3,956  $60,293


NOTE H - NET REALIZED GAIN ON DISPOSITION OF INVESTMENTS


                                 Year Ended December 31, 1993
                                Colonial Gas
                                   Company
                                   Common      Savings   Equity
                                  Stock Fund   Fund      Fund     Total

 Amount Realized                  $      -    $85,859   $52,459  $138,318
Cost at Average                          -     85,070    47,434   132,504
Net realized gain                 $      -      $ 789    $5,025   $ 5,814

                                 Year Ended December 31, 1992



                                Colonial Gas
                                   Company
                                   Common      Savings   Equity
                                  Stock Fund   Fund      Fund     Total

Amount Realized                   $ 79,139    $14,591   $89,454  $183,184
Cost at Average                     77,975     14,587    87,101   179,663
Net realized gain                 $  1,164      $   4    $2,353   $ 3,521


                                 Year Ended December 31, 1991

                                Colonial Gas
                                   Company
                                   Common      Savings   Equity
                                  Stock Fund   Fund      Fund     Total

Amount Realized                   $      -    $15,806   $33,613  $49,419
Cost at Average                          -     15,795    32,231   48,026
Net realized gain                 $      -      $  11    $1,382   $1,393

                         [END OF EXHIBIT 28c TO FORM 10-K/A]